Exhibit 10.2

FOURTH AMENDMENT
TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (“Amendment”) is dated to be effective as of the ___ day of April, 2020 (“Effective Date”), by and between: (a) MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation, as Administrative Agent (“Administrative Agent”); (b) the undersigned lenders (the “Lenders”) which are parties to the “Credit Agreement” (as defined below); (c) LDRV HOLDINGS CORP., a Delaware corporation (“LDRV”), LAZYDAYS RV AMERICA, LLC, LAZYDAYS RV DISCOUNT, LLC, LAZYDA YS MILE HI RV, LLC, LAZYDAYS OF MINNEAPOLIS LLC, LDRV OF TENNESSEE LLC, LAZYDAYS OF CENTRAL FLORIDA, LLC, LONE STAR ACQUISITION LLC (authorized to do business in the State ofTexas as Lone Star Land of Houston, LLC), and LONE STAR DIVERSIFIED, LLC, each a Delaware limited liability company, a (each a “Borrower,” and collectively the “Borrowers”); and (d) LAZYDAYS HOLDINGS, INC., a Delaware corporation (“Pubco Guarantor”), LAZY DAYS’ R.V. CENTER, INC., a Delaware corporation (“Parent Guarantor”), and LAZYDAYS LAND HOLDINGS, LLC, a Delaware limited liability company (together with Pubco Guarantor, and Parent Guarantor, and each of the applicable Borrowers in its capacity as a Guarantor, collectively, the “Guarantors”). The Borrowers and the Guarantors are collectively referred to in this Amendment as the “Loan Parties.” The Administrative Agent and the Lenders are collectively referred to in this Amendment as the “Credit Parties.” The Loan Parties and the Credit Parties are collectively referred to as the “Parties.”

RECITALS

The Administrative Agent, the Lenders party thereto, and the Borrowers have entered into a Credit Agreement dated as of March 15, 2018 (“Original Credit Agreement”), as amended pursuant to the First Amendment to Credit Agreement dated as of June 30, 2018, the Second Amendment to Credit Agreement dated as of December 6, 2018, modified pursuant to the Joinder Agreement and Counterpart dated August 7, 2018 by Lazydays of Minneapolis LLC as an additional co-Borrower, pursuant to the Joinder Agreement and Counterpart dated as of December 6, 2018 by LDRV of Tennessee LLC, as an additional co-Borrower, and pursuant to the Joinder Agreement and Counterpart dated as of August 1, 2019 by Lazydays of Central Florida, LLC, as an additional co-Borrower, and amended and modified pursuant to the Third Amendment and Joinder to Credit Agreement dated March 6, 2020, (the Original Credit Agreement, as so amended and modified, collectively, the “Credit Agreement”), and the various other”CreditDocuments,”as such term is defined in the Credit Agreement. All terms used in this Amendment without definition shall have the respective meanings given such terms in the Credit Agreement.

Each of the Guarantors have executed and delivered to the Credit Parties a Guaranty Agreement dated as of March 15, 2018 or a Guaranty Agreement dated March 6, 2020 (collectively, the “Guaranty Agreements”) and various other Credit Documents in connection with the Credit Agreement.

The Loan Parties have requested certain accommodations under the Credit Agreement due to the disruption in their operations relating to the COVID-19 virus. The Administrative Agent and the Lenders have agreed to enter into this Amendment to provide the requested temporary relief, in each case on terms and conditions satisfactory to the Lenders as set forth herein.

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows.

AGREEMENT

Section 1. Acknowledgment and Reaffirmation of Obligations. Each of the Loan Parties acknowledges and affirms that: (a) the Credit Documents are the valid and binding obligation of each of them that is a signatory thereto; (b) the Credit Documents are enforceable in accordance with all stated terms; and (c) none of them has any defenses, claims of offset, or counterclaims against the enforcement of the Credit Documents in accordance with all stated terms.

Section 2. Amendment and Modification of Credit Agreement. The Credit Agreement is hereby amended and modified as follows:

Section 2.1. Additional Definitions. Section 1.0 I of the Credit Agreement is hereby amended to add the definitions set forth below:

“COVID-19 Governmental Financial Support Program” means, collectively, any government loan program (current or future) providing assistance with respect to COVID-19 economic disruption, including loans under the Paycheck Protection Program of the Coronavirus Aid Relief And Economic Security Act guaranteed by the U.S. Small Business Administration.

“COVID-19 Loan” means any loan borrowed by any Loan Party under any COVID-19 Governmental Financial Support Program.

“Deferment Period” means, with respect to the Term Loans and Mortgage Loans, the period commencing on April 15, 2020 through and including June 15, 2020.

“Fourth Amendment” means the Fourth Amendment to Amended and Restated Credit Agreement dated as of April _, 2020 by and among the Loan Parties, the Administrative Agent and the Lender.

Section 2.2. Temporary Suspension of Vehicle Curtailment Payments. Section 2.01.11 of the Credit Agreement is hereby amended by adding at the end thereof the following:

Notwithstanding the provisions of Sections 2.01.7, 2.01.8, and 2.01.9 above, the Lenders agree to suspend the scheduled curtailment payments ofrequired pursuant to Sections 2.01.7, 2.01.8, and 2.01.9 above for the period from April 1, 2020 through and including June 15, 2020 (the “Suspension Period”). After the Suspension Period, the Borrowers must timely resume making all required principal curtailment payments in accordance with the terms of the Credit Documents (including the payments set forth in Sections 2.01.7, 2.01.8, and 2.01.9 above above), and the scheduled curtailment payments shall be due and payable in accordance the Credit Documents (including, without limitation, upon maturity, acceleration or, to the extent applicable under the Credit Documents, demand for payment). For the avoidance of doubt, Floor Plan Unused Commitment Fees and interest on the outstanding principal balance of the Floor Plan Line of Credit will continue to accrue and be paid at the applicable rate and on terms set forth in the Credit Agreement during the Suspension Period.

Section 2.3. Principal Payment Deferral (Term Loans). Section 2.06.2 of the Credit Agreement is hereby amended to add at the end of the first paragraph the following additional paragraph:

Notwithstanding the payment terms set forth above in this Section, the Lenders agree to a suspension of scheduled principal payments required in this Section on the Term Loans during the Deferment Period. During the Deferment Period (including the Principal Payment Dates in April 2020, May 2020, and June 2020), the obligation of the applicable Borrowers to make regularly scheduled payments of principal due upon the Term Loans under the terms of the Credit Documents shall be temporarily suspended. For the avoidance of doubt, interest on the outstanding principal balances of the Term Loans will continue to accrue and be paid at the applicable interest rate under the Credit Documents during the Deferment Period. At the end of the Deferment Period, the Borrowers must resume making all required payments of principal on the Term Loans in accordance with the terms of the Credit Documents. All principal payments of the Term Loans deferred during the Deferment Period shall be due and payable on the Term Loan Maturity Date. In addition, all principal payments deferred during the Deferment Period shall be due and payable (a) as set forth above or (b) if earlier, the date all outstanding amounts are otherwise due and payable under the terms of the Credit Documents (including, without limitation, upon maturity, acceleration or, to the extent applicable under the Credit Documents, demand for payment). The Loan Parties acknowledge and agree that as a result of this temporary reduction of Term Loan payments, the outstanding balance due at the time of maturity of the Term Loans will be more than contemplated under the Credit Documents as they existed prior to the Fourth Amendment.

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Section 2.4. Addition of Section 2.06A {Mortgage Loans). Section 2.06A of the Credit Agreement is hereby amended by adding the following additional paragraph at the end of the Section numbered or intended to be numbered 2.06.IA (Payment):

Notwithstanding the payment terms set forth above in this Section, the Lenders agree to a suspension of any scheduled principal payments which are required in this Section on the Mortgage Loans during the Deferment Period, to the extent the Permanent Loan Period has begun. During the Deferment Period and to the extent the Permanent Loan Period has begun (including the Interest Payment Dates in April 2020, May 2020, and June 2020), the obligation of the applicable Borrowers to make regularly scheduled payments of principal (if any) due upon the Mortgage Loans under the terms of the Credit Documents shall be temporarily suspended. For the avoidance o(doubt. interest on the outstanding principal balances o(the Mortgage Loans will continue to accrue and be paid at the applicable interest rate under the Credit Documents during the Deferment Period. At the end of the Deferment Period, the Borrowers must resume making all required payments of principal on the Mortgage Loans which are due in accordance with the terms of this Section and the other the Credit Documents. All principal payments of the Mortgage Loans deferred during the Deferment Period shall be due and payable on the Mortgage Loan Maturity Date. In addition, all principal payments deferred during the Deferment Period shall be due and payable (a) as set forth aboveor(b) if earlier, the date all outstanding amounts are otherwise due and payable under the terms of the Credit Documents (including, without limitation, upon maturity, acceleration or, to the extent applicable under the Credit Documents, demand for payment). The Loan Parties acknowledge and agree that as a result of this temporary reduction of Mortgage Loan payments, the outstanding balance due at the time of maturity of the Mortgage Loans may be more than contemplated under the Credit Documents as they existed prior to the Fourth Amendment.

Section 2.5. Inventory Audits. Section 5.13 of the Credit Agreement is hereby amended to add at the end thereof the following additional sentence:

In the event that inventory and Collateral inspections are prohibited by any Governmental Authority in response to COVID- I9, all inventory and Collateral inspections shall be postponed until such time as the Administrative Agent or other third parties are permitted by Governmental Authorities to resume conducting such inspections.

Section 2.6. Amendment to Limitation on Indebtedness. Section 6.03 of the Credit Agreement is hereby amended to add, at the end thereof, the following clause (I): and (I) unsecured COVID-19 Loans; provided that no Loan Party that is not a borrower of a COVID-19 Loan shall be a guarantor or obligor of such COVID-19 Loan, and provided further that the aggregate principal amount of all COVID-19 Loans shall not exceed Nine Million Dollars ($9,000,000).

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Section 2.7. Limitations on Dividends and Distributions. Section 6.06 of the Credit Agreement is hereby amended by adding at the end thereof the following:

In addition to any covenants or similar restrictions in the Credit Documents, during both the Deferment Period and the Suspension Period pursuant to the Fourth Amendment, and provided no Default or Event ofDefault has occurred, none of the Loan Parties shall, directly or indirectly, (a) pay any dividends or make any distribution related to or on account of, or payment for purchase or cancellation of equity of any of the Loan Parties (including but not limited to any ordinary equity buyback activities of any of the Loan Parties), (b) increase the compensation and benefits of any shareholder, partner, owner, or principal of any Loan Party (collectively, “Owner Parties”, and each individually an “Owner Party”), and or any immediate family member of any Owner Party (collectively with the Owner Parties, the “Borrower Parties”, and each individually a “Borrower Party”), compared to the compensation and benefits paid to each such Borrower Party immediately preceding January 1, 2020, or (c) pay to or for the benefit of any Borrower Party or any entity related to or affiliated or under common control with any Loan Party or any Borrower Party, fees or other compensation other than in the ordinary course of both Loan Party’s and such person’s or entity’s businesses and in amounts commensurate with fees and charges that would be charged by unaffiliated third parties for substantially identical goods and/or services.

Section 3. Representations and Warranties. As an inducement to the Credit Parties to enter into this Amendment and to agree to the amendments and modifications set forth herein, each of the Loan Parties makes the following representations and warranties to the Credit Parties:

Section 3.1. Authority and Good Standing. Each of the Loan Parties: (a) is in good standing in the jurisdiction of its organization; (b) is duly licensed or qualified and in good standing in all jurisdictions where the property owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary, and (c) has the power to enter into this Amendment and to perform all of its obligations hereunder. The execution, delivery, and performance of its obligations under this Amendment, the Credit Agreement, and the other Credit Documents have been authorized by all necessary organizational action of each of the Loan Parties.

Section 3.2. No Consent. No consent, approval, exemption, order or authorization of, or a registration or filing with any Governmental Authority or any other Person is required by any Law or any agreement (other than the Credit Documents) in connection with the execution and delivery of this Amendment and carrying out of the Credit Agreement and the Credit Documents, as amended.

Section 3.3. No Conflict. The execution and delivery of this Amendment by the Loan Parties and performance by the Loan Parties of their respective obligations under the Credit Agreement do not and will not (a) contravene the terms of any Loan Party’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, require any payment to be made under, or require any notice or consent (that has not been given or obtained) under (i) any contractual obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries, (ii) any Organization Document of any Loan Party, or (iii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any such Loan Party or its property is subject, or (c) violate any Law.

Section 3.4. Enforceability. This Amendment and each of the other Credit Documents to which each of the Loan Parties is a party have been duly executed and delivered by each Loan Party and constitute legal, valid and binding obligations of each of the Loan Parties enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights generally and general principles of equity.

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Section 3.5. Accuracy oflnformation. All information and data submitted by or on behalf of the Loan Parties in connection with this Amendment and the amendments and other transactions contemplated herein is true, accurate and complete in all material respects as of the date made and contains no knowingly false, incomplete or misleading statements.

Section 3.6. Pending Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of any of the Loan Parties threatened, against any Loan Parties or any assets of any Loan Party, the adverse determination of which, individually or in the aggregate, could be reasonably expected to result in any Material Adverse Change. No judgments have been entered against any of the Loan Parties which would result in an Event of Default under Section 7.05 of the Credit Agreement.

Section 3.7. Events of Default. As of the Effective Date, no Defaults or Events of Default exist.

Section 4. Further Assurances. Each of the Loan Parties agrees to execute and deliver to the Administrative Agent such documents as may, from time to time, be reasonably requested by the Administrative Agent in order to amend and modify the Credit Agreement and the other Credit Documents as contemplated by this Amendment.

Section 5. No Novation: No Refinance: No Impairment of Security Interest. It is the intent ofeach of the Parties hereto that nothing contained in this Amendment shall be deemed to effect or accomplish or otherwise constitute a novation of any of the Loans or the Credit Documents or of any of the obligations owed by any of the Loan Parties to the Credit Parties or to be a refinance of any of the Obligations. This Amendment shall not release, limit or impair in any way the effectiveness and priority of the security interests, mortgages, pledges, assignments, and other Liens in the Collateral granted, described, and provided in the Credit Agreement and the other Credit Documents for the benefit of the Secured Parties as security for the Obligations, all of which security interests, mortgages, pledges, assignments, and other Liens shall continue unimpaired in full force and effect and are hereby ratified and confirmed.

Section 6. Limited Amendment. Except to the extent amended pursuant to Section 2 of this Amendment, all of the terms, covenants, conditions, and provisions of the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed by each of the Loan Parties which is a party thereto. Nothing herein shall constitute a waiver of any provision of the Credit Agreement or any of the other Credit Documents, and each of the Loan Parties hereby ratifies and confirms all of the Credit Documents to which it is a party, after giving effect to the amendments set forth in Section 2 hereof. This Amendment shall not extend the terms of the Credit Documents or the Maturity Dates of any of the Loans or other Obligations. No failure or delay by any of the Credit Parties in the exercise or enforcement of any of their rights under the Credit Agreement or any other Credit Document shall be a waiver of such right or remedy nor shall a single or partial exercise or enforcement thereof preclude any other or further exercise or enforcement thereof or the exercise or enforcement of any other right or remedy. Any such consent or waiver must be specific and in writing to be binding upon the Credit Parties and no such consent or waiver shall constitute, unless specifically so expressed in writing by the Administrative Agent, a future consent to, or waiver of, performance or exact performance by the Loan Parties. No consent, amendment, or waiver shall constitute a course of dealing. On and after the Effective Date, this Amendment shall for all purposes constitute a Credit Document.

Section 7. Enforceability. This Amendment shall inure to the benefit of and be enforceable against each of the Parties and their respective successors and assigns.

Section 8. Reimbursement of Administrative Agent’s Expenses. The Borrowers agree to reimburse to the Administrative Agent promptly upon receipt of an invoice therefor, all Credit Party Expenses incurred by the Administrative Agent in connection with the negotiation and preparation of this Amendment, and all other expenses incurred by the Administrative Agent as of that date in connection with the consummation of the transactions and matters described herein.

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Section 9. Choice of Law: Consent to Jurisdiction: Agreement as To Venue. This Amendment shall be construed, performed and enforced and its validity and enforceability determined in accordance with the Laws of the State ofNew York (“Governing State”). Sections 10.20 (captioned “Jurisdiction”), 10.21 (captioned “Venue”), and 10.22 (captioned “Service of Process) of the Credit Agreement are incorporated herein by reference and each of the Loan Parties hereby agrees to all such terms.

Section 10. RELEASE. IN ORDER TO INDUCE THE ADMINISTRATIVE AGENT AND THE LENDERS TO ENTER INTO THIS AMENDMENT, EACH OF THE LOAN PARTIES FOREVER RELEASES AND DISCHARGES THE ADMINISTRATIVE AGENT AND THE LENDERS AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS (COLLECTIVELY, THE “RELEASED PARTIES”) FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, SUITS AND DAMAGES (INCLUDING CLAIMS FOR ATTORNEYS’ FEES AND COSTS), ARISING OUT OF A COMMISSION OR OMISSION OF THE ADMINISTRATIVE AGENT OR THE LENDERS EXISTING OR OCCURRING ON OR PRIOR TO THE EFFECTIVE DATE, WHICH ANY OF THE LOAN PARTIES, JOINTLY OR SEVERALLY, EVER HAD OR MAY NOW HAVE AGAINST ANY OF THE RELEASED PARTIES FOR ANY SUCH CLAIMS ARISING OUT OF OR RELATED IN ANY WAY TO THE OBLIGATIONS, THE CREDIT DOCUMENTS, THIS AMENDMENT, OR THE ADMINISTRATION THEREOF, WHETHER KNOWN OR UNKNOWN, INCLUDING BUT NOT LIMITED TO ANY AND ALL SUCH CLAIMS BASED UPON OR RELYING ON ANY ALLEGATIONS OR ASSERTIONS OF DURESS, ILLEGALITY, UNCONSCIONABILITY, BAD FAITH, BREACH OF CONTRACT, REGULATORY VIOLATIONS, NEGLIGENCE, MISCONDUCT, OR ANY OTHER TORT, CONTRACTOR REGULATORY CLAIM OF ANY KIND OR NATURE. THIS RELEASE IS INTENDED TO BE FINAL AND IRREVOCABLE AND IS NOT SUBJECT TO THE SATISFACTION OF ANY CONDITIONS OF ANY KIND.

Section 11. Counterparts and Delivery. This Amendment may be executed and delivered in counterparts, (and by different Parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Amendment electronically or via facsimile shall be just as effective as the delivery of a manually executed counterpart of this Amendment. Further, each person executing this letter agrees that the electronic signatures, whether pdf, scanned, digital, encrypted, captured or otherwise attached or imposed hereto, are intended to authenticate this Amendment and to have the same force and effect of manual signatures. By signing below, each person, in their individual capacity, executing this letter represents and warrants to and covenants to the Credit Parties that said signer is executing this Amendment on behalf of a Borrower or Guarantor and is duly authorized and empowered to do so and to bind such Borrower and/or Guarantor to the terms hereof.

Section 12. Waiver of Jury Trial. All Parties to this Amendment waive the right to a trial by jury in any action brought to enforce or construe this Amendment or which otherwise arises out of or relates to this Amendment or the transactions contemplated herein.

[Signatures Begin On The Following Page]

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Signature Page to Fourth Amendment to Credit Agreement:

IN WITNESS WHEREOF, the Parties have executed this Amendment with the specific intention of creating a document under seal to be effective as of the date first above written.

BORROWERS:

LDRV HOLDINGS CORP.,
a Delaware corporation

By:
Name:	N. J. TOMASHOT
Title:	CFO

LAZYDAYS RV AMERICA, LLC,
LAZYDAYS RV DISCOUNT, LLC,
LAZYDA YS MILE HI RV, LLC,
LAZYDA YS OF MINNEAPOLIS LLC,
LORY OF TENNESSEE LLC, and
LAZYDA YS OF CENTRAL FLORIDA, LLC,
LONE STAR ACQUISITION, LLC,
Authorized to do business in Texas under the name
LONE ST AR LAND OF HOUSTON, LLC,
LONE ST AR DIVERSIFIED , LLC,
Each a Delaware limited liability company

By:	LDRV Holdings Corp.,
a Delaware corporation,
its Manager

By:
Name:	N. J. TOMASHOT
Title:	CFO